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        Buffered
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Capital Protected Notes can provide both exposure to the appreciation of an underlying asset and principal protection at maturity, subject to the credit of the issuer.

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Buffered Notes can give investors the ability to leverage the performance of an index, while also providing partial downside protection.

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Reverse Exchangeables pay an above market fixed coupon and provide contingent protection of your principal based upon the performance of an underlying equity.

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The Royal Bank of Scotland plc (RBS) is an authorised agent of ABN AMRO in certain jurisdictions and ABN AMRO is a subsidiary undertaking of The Royal
Bank of Scotland Group plc.

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